Execution Draft

$55,000,000
Oclaro, Inc.

6.00% Convertible Senior Notes due 2020
PURCHASE AGREEMENT
February 12, 2015
JEFFERIES LLC
520 Madison Avenue
New York, New York 10022
Ladies and Gentlemen:
Oclaro, Inc., a Delaware corporation (the “Company”) hereby agrees with you as follows:
1.Issuance of Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to Jefferies LLC (the “Initial Purchaser”) $55,000,000 in aggregate principal amount of 6.00% Convertible Senior Notes due 2020 (the “Initial Securities”). The Initial Securities will be issued pursuant to an indenture (the “Indenture”), to be dated as of February 19, 2015, by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”). In addition, the Company has granted to the Initial Purchaser an option to purchase up to an additional $10,000,000 aggregate principal amount of its 6.00% Convertible Senior Notes due 2020 on the terms and conditions and for the purposes set forth in Section 2 (the “Option Securities” and, together with the Initial Securities, the “Securities”). The Securities will be convertible into duly and validly issued, fully paid and non-assessable shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Final Offering Memorandum) (such shares, the “Conversion Shares”), on the terms, and subject to the conditions, set forth in the Indenture. Capitalized terms used, but not defined herein, shall have the meanings set forth in the “Description of Notes” section of the Final Offering Memorandum (as hereinafter defined).
The Securities will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder (collectively, the “Securities Act”). Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities shall bear the legends set forth in the final offering memorandum, dated the date hereof (the “Final Offering Memorandum”). The Company has prepared (i) a preliminary offering memorandum, dated February 12, 2015 (the “Preliminary Offering Memorandum”), (ii) a pricing term sheet, dated the date hereof, attached hereto as Schedule I, which includes pricing terms and other information with respect to the Securities and the Conversion Shares (the “Pricing Supplement”), and (iii) the Final Offering Memorandum, in each case, relating to the offer and sale of the Securities (the “Offering”). All references in this Agreement to the Preliminary Offering Memorandum, the Time of Sale Document (as defined herein) or the Final Offering Memorandum include, unless expressly stated otherwise, (i) all amendments or supplements thereto, (ii) all documents, financial statements and schedules and other information contained, incorporated by reference or deemed incorporated by reference therein (and references in this Agreement to such information being “contained,” “included” or “stated” (and other references of like import) in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum shall be deemed to mean all such information contained, incorporated by reference or deemed incorporated by reference therein) and (iii) any offering memorandum “wrapper” to be used in connection with offers to sell, solicitations of offers to buy or sales of the Securities in non-U.S. jurisdictions. The Preliminary Offering Memorandum and the Pricing Supplement are collectively referred to herein as the “Time of Sale Document.”
2.    Terms of Offering. The Initial Purchaser has advised the Company, and the Company understands, that the Initial Purchaser will make offers to sell (the “Exempt Resales”) some or all of the Securities purchased by the Initial Purchaser hereunder on the terms set forth in the Time of Sale Document to persons (the “Subsequent Purchasers”) whom the Initial Purchaser reasonably believes are “qualified institutional buyers” (“QIBs”) (as defined in Rule 144A under the Securities Act). As used herein, “Time of Sale” means 7:00 p.m. (New York City time) on the date of this Agreement.
Holders of the Securities (including Subsequent Purchasers) will be entitled to the benefits of a registration rights agreement (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date (as hereinafter defined), among the Company and the Initial Purchaser. Pursuant to the Registration Rights Agreement, the Company will agree, among other things, to file with the SEC, under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”) relating to the resale of the Conversion Shares.
This Agreement, the Indenture, the Registration Rights Agreement and the Securities are collectively referred to herein as the “Documents”, and the transactions contemplated hereby and thereby are collectively referred to herein as the “Transactions.”
3.    Purchase, Sale and Delivery.

(a)
On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, the aggregate principal amount of Initial Securities at a purchase price of 94.75% of the aggregate principal amount thereof.

(b)
The Company hereby grants to the Initial Purchaser an option to purchase up to $10,000,000 in aggregate principal amount of Option Securities at the same purchase price as set forth above in Section 3(a) for the Initial Securities. Such option is granted for the purpose of covering sales of Securities in excess of the aggregate principal amount of Initial Securities in the sale of Initial Securities. The option will expire 30 days after the date of the Final Offering Memorandum and may be exercised in whole or in part by written notice being given to the Company by the Initial Purchaser; provided that such option may be exercised only once. Such notice shall set forth the aggregate principal amount of Option Securities as to which the option is being exercised, the names in which the principal amount of Option Securities are to be registered, the denominations in which the Option Securities are to be issued and the date and time, as determined by the Initial Purchaser, when the Option Securities are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Closing Date, and if later than the Initial Closing Date, shall not be earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised.

(c)
Delivery to the Initial Purchaser of and payment for the Initial Securities shall be made at a closing (the “Initial Closing”) to be held at 10:00 a.m., New York City time, on February 19, 2015 (the “Initial Closing Date”) and delivery to the Initial Purchaser of and payment for the Option Securities shall be made at a closing (the “Option Closing” and, together with the Initial Closing, a “Closing”) to be held at a date and time specified by the Initial Purchaser in the written notice of the Initial Purchaser’s election to purchase the Option Securities (the “Option Closing Date” and, together with the Initial Closing Date, a “Closing Date”), in each case, at the New York City offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser).

(d)
The Company shall deliver to the Initial Purchaser one or more certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form, registered in such names and denominations as the Initial Purchaser may request, against payment by the Initial Purchaser of the purchase price therefor by immediately available federal funds bank wire transfer to such bank account or accounts as the Company shall designate to the Initial Purchaser at least two business days prior to the Closing. The certificates representing the Initial Securities and the Option Securities, as the case may be, in definitive form shall be made available to the Initial Purchaser for inspection at the New York City offices of Latham & Watkins LLP (or such other place as shall be reasonably acceptable to the Initial Purchaser) not later than 10:00 p.m. New York City time one business day immediately preceding the applicable Closing Date. Securities to be represented by one or more definitive global securities in book-entry form will be deposited on the Closing Date, by or on behalf of the Company, with The Depository Trust Company (“DTC”) or its designated custodian, and registered in the name of Cede & Co.

4.    Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Initial Purchaser that:

(a)
(i) Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Exchange Act”) and incorporated by reference in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum complied or will comply when so filed in all material respects with the Exchange Act, (ii) the Time of Sale Document does not, and at the time of each sale of the Securities in connection with the offering when the Final Offering Memorandum is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Document, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) the Preliminary Offering Memorandum does not contain and the Final Offering Memorandum, in the form used by the Initial Purchaser to confirm sales and on the Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through you expressly for use therein.

(b)
Except for the Additional Written Offering Communications (as defined below), if any, identified in Schedule II hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communication. For purposes of this Agreement, “Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

(c)
The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Document and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole (“Material Adverse Effect”).

(d)
Each Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing (to the extent that such jurisdiction recognizes the legal concept of good standing) under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Document and is duly qualified to transact business and is in good standing (to the extent that such jurisdiction recognizes the legal concept of good standing) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (to the extent such jurisdiction recognizes the legal concept of non-assessability) and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except those arising under the Loan and Security Agreement among the Company, Oclaro Technology Limited, as borrower, and Silicon Valley Bank, as set forth in the Time of Sale Document and as would not have a Material Adverse Effect. Each corporation, partnership or other entity in which the Company, directly or indirectly, owns more than fifty percent (50%) of any class of equity securities or interests is listed on Schedule III attached hereto (the “Subsidiaries”).

(e)	This Agreement has been duly authorized, executed and delivered by the Company.

(f)	The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Document and the Final Offering Memorandum.

(g)	The Common Stock outstanding prior to the issuance of the Securities have been duly authorized and are validly issued, fully paid and non-assessable.

(h)
The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance and similar laws affecting creditors’ rights generally, equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in law or equity) and an implied covenant of good faith and fair dealing (together, the “Enforceability Exceptions”), and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued and the Registration Rights Agreement.

(i)
The Conversion Shares initially issuable upon conversion of the Securities have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non‑assessable, and the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

(j)
The Indenture and Registration Rights Agreement have been duly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee in the case of the Indenture and the Initial Purchaser in the case of the Registration Rights Agreement) will be valid and binding agreements of the Company, enforceable in accordance with its terms, subject to Enforceability Exceptions.

(k)
The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene (i) any provision of Applicable Law (as defined below), (ii) the certificate of incorporation or by‑laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be (i) required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities or (ii) contemplated by the Registration Rights Agreement.

(l)
Since the date of the Time of Sale Document, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Document provided to prospective purchasers of the Securities (“Material Adverse Change”).

(m)
There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject other than proceedings accurately described in all material respects in the Time of Sale Document and proceedings that would not have a Material Adverse Effect or materially impair the power or ability of the Company to perform its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities or to consummate the transactions contemplated by the Time of Sale Document.

(n)
Except as set forth in the Time of Sale Document, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(o)
Except as set forth in the Time of Sale Document, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(p)
The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Offering Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (the “Investment Company Act”).

(q)
Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) offered, solicited offers to buy or sold the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(r)
It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser in the manner contemplated by this Agreement to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(s)	The Securities satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

(t)
The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(u)
(i) The Company represents that neither the Company nor any of its Subsidiaries (collectively, the “Entity”) or any director, officer, or, to the knowledge of the Entity, any employee, agent, Affiliate or representative of the Company or any of its Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).
(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person:
(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii) For the past five years, the Company and its Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(v)
Each of the Company and its Subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Document or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company or its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as set forth in the Time of Sale Document.

(w)
(i) Except as set forth in the Time of Sale Document, the Company and its Subsidiaries own, possess, or have valid, binding and enforceable licenses or other rights to use, or can acquire such ownership or right to use on reasonable terms, the patents, patent rights and patent applications, copyrights, trademarks, service marks, trade names, Internet domain names, technology, confidential information, software, know-how, (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other intellectual property and proprietary rights necessary for or material to the conduct of their business in the manner in which it is presently being conducted and in the manner set forth in the Time of Sale Document (collectively, the “Company Intellectual Property”); (ii) (A) except as set forth in the Time of Sale Document, neither the Company nor any of its Subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of any patent or patent application that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole (collectively, the “Company Patents”), from any third party or governmental authority, and the Company and its Subsidiaries have made all filings and paid all fees necessary to maintain any Company Patents owned by any of them, except to the extent that the failure to make such filings and pay such fees would not have a Material Adverse Effect, and (B) except as set forth in the Time of Sale Document, neither the Company nor any of its Subsidiaries has received any challenge (including without limitation, notices of expiration) to the validity or enforceability of such other Company Intellectual Property that is material to the conduct of the business of the Company and its Subsidiaries, taken as a whole, from any third party or governmental authority, and the Company and its Subsidiaries have made all filings and paid all fees necessary to maintain any Company Intellectual Property owned by any of them; (iii) the Company and its Subsidiaries have taken reasonable measures necessary to secure their interests in Company Intellectual Property, including the confidentiality of all material trade secrets and confidential information which constitutes Company Intellectual Property, and to secure assignment of Company Intellectual Property from its employees and contractors; (iv) the Company is not aware of any Company Intellectual Property required to be described in the Time of Sale Document that is not so described; (v) except as set forth in the Time of Sale Document, neither the Company nor any of its Subsidiaries has received any claim of infringement or misappropriation of (and the Company does not know of any infringement or misappropriation of) intellectual property rights of others by the Company or any of its Subsidiaries (A) with respect to the Company’s products, technology or Company Patents or (B) with respect to the Company Intellectual Property, in either case, if an unfavorable decision, ruling or finding would have a Material Adverse Effect; (vi) except as set forth in the Time of Sale Document, the Company and its Subsidiaries are not in material breach of, and have complied in all material respects with all terms of, any license or other agreement relating to any Company Intellectual Property, and no party to any such agreement has given the Company or its Subsidiaries written notice of its intention to cancel, terminate, alter the scope of rights under or fail to renew any such agreement; and (vii) except as set forth in the Time of Sale Document, no suit or other proceeding is pending against the Company or any of its Subsidiaries concerning any agreement concerning the Company Intellectual Property, including any proceeding concerning a claim that the Company or its Subsidiaries or another person has breached any such agreement, with respect to which an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(x)
Except as set forth in the Time of Sale Document, all patent applications owned by the Company and its Subsidiaries and filed with the United States Patent and Trademark Office (the “PTO”) or any foreign or international patent authority (the “Company Patent Applications”) that are material to the conduct of their business as described in the Time of Sale Document have been duly and properly filed; the Company has complied with its duty of candor and disclosure to the PTO for the Company Patent Applications; the Company is not aware of any facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications that are material to the conduct of its business; and the Company has no knowledge of any facts which would preclude it from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company that are material to the conduct of its business.

(y)
Except as set forth in the Time of Sale Document, no material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is imminent; and except as set forth in the Time of Sale Document the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a Material Adverse Effect.

(z)
The Company and its Subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”), of which the Company or such Subsidiary is a member.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates.  No “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA).  Neither the Company, its Subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code.  Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa)
The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business.

(bb)
Except as set forth in the Time of Sale Document, the Company and each of its Subsidiaries has timely filed all material federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company or such Subsidiary is contesting in good faith. Except as set forth in the Time of Sale Document, there is no pending dispute with any taxing authority relating to any of such returns and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its Subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum.

(cc)    The historical financial statements of the Company and its Subsidiaries (including the related notes) contained or incorporated by reference in the Time of Sale Document and the Final Offering Memorandum, (i) comply in all material respects with the applicable requirements under the Exchange Act, (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America consistently applied throughout the periods involved, except to the extent disclosed therein. Nothing has come to the attention of the Company that has caused it to believe that the statistical and market-related data included in the Time of Sale Document and the Final Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(dd)
Except as set forth in the Time of Sale Document, the Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the Time of Sale Document, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s and its Subsidiaries’ internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s and its Subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ee)
Except as set forth in the Time of Sale Document, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act.

(ff)	The Company is in compliance, in all material respects, with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(gg)
Each material contract, agreement and license to which the Company or any of its Subsidiaries is bound is valid, binding, enforceable, and in full force and effect against the Company or its Subsidiaries, as applicable, and, to the knowledge of the Company, each other party thereto, except as enforceability may be limited by Enforceability Exceptions. Except as set forth in the Time of Sale Document, neither the Company nor, to the knowledge of the Company, any other party is in breach or default in any material respect with respect to any such contract, agreement or license, and, to the knowledge of the Company, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license. No party has repudiated any material provision of any such contract, agreement or license.

(hh)
The Company and its Subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits (“Permits”) necessary to the conduct of the business now conducted by them, except where such failure to possess any such Permit would not have a Material Adverse Effect; and the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any Permits that, if determined adversely to the Company or any of its Subsidiaries, would have a Material Adverse Effect.

(ii)
Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(jj)
Immediately before and after giving effect to the issuance of the Securities, on a consolidated basis, (i) the sum of the assets of the Company and its Subsidiaries at a fair valuation exceeds the sum of their debts; (ii) the present fair saleable value of the assets of the Company and its Subsidiaries is not less than the amount that will be required to pay their probable liability on their existing debts as they become absolute and matured, (iii) the Company and its Subsidiaries are not engaged in any business or transaction, and are not about to engage in any business or transaction, for which their property would constitute unreasonably small capital; and (iv) the Company and its Subsidiaries do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay as those debts and liabilities become due. For purposes of this paragraph, “debts” includes contingent and unliquidated debts.

(kk)
Other than as set forth in the Time of Sale Document, no transaction, stamp, stamp duty reserve, issuance, transfer, capital, issuance, registration or other similar taxes or duties are payable by or on behalf of the Initial Purchaser in any relevant taxing jurisdiction (as defined in the Time of Sale Document) on (i) the creation, issue or delivery of the Securities, (ii) the purchase by the Initial Purchaser of the Securities and the transfer and delivery of the Securities thereto in the manner contemplated hereunder, (iii) the resale and delivery by the Initial Purchaser of the Securities contemplated hereunder or (iv) the execution and delivery hereof and the Indenture and the Time of Sale Document and the consummation of the transactions contemplated hereby and thereby (“Transaction Taxes”).

(ll)
Grant Thornton LLP, who have certified and expressed their opinion with respect to the financial statements including the related notes thereto and supporting schedules contained in the Time of Sale Document and the Final Offering Memorandum, are (i) an independent registered public accounting firm with respect to the Company and the Subsidiaries within the applicable rules and regulations adopted by the SEC and as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants set forth in Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (United States) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(mm)
No securities of the Company or any of the Subsidiaries are currently assigned a rating by a “nationally recognized statistical rating organization” (as that term is used in Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act).

(nn)
Neither the Company nor any of its Affiliates that it controls has and, to the Company’s knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company, whether to facilitate the sale or resale of any of the Securities or otherwise, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Securities, other than Jefferies LLC, or (iii) except as disclosed in the Time of Sale Document and the Final Offering Memorandum, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(oo)
Except as otherwise disclosed in the Time of Sale Document and the Final Offering Memorandum, there is no encumbrance or restriction on the ability of any Subsidiary of the Company (x) to pay dividends or make other distributions on such Subsidiary’s capital stock or to pay any indebtedness to the Company or any other Subsidiary of the Company, (y) to make loans or advances or pay any indebtedness to, or investments in, the Company or any other Subsidiary or (z) to transfer any of its property or assets to the Company or any other Subsidiary of the Company, except, in each case, where such encumbrance or restriction would not have a Material Adverse Effect.

(pp)
None of the Company or any Subsidiary or, to the knowledge of the Company, any director, officer, employee or any agent or other person acting on behalf of the Company or any Subsidiary has, in the course of its actions for, or on behalf of, the Company or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA or any applicable non-U.S. anti-bribery statute or regulation; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, such foreign official or employee; and the Company and the Subsidiaries, and, to the knowledge of the Company, its and their other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith.

(qq)
The shares of Common Stock are registered pursuant to Section 12b of the Exchange Act and are listed on the NASDAQ Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act or delisting the shares of Common Stock from the NASDAQ Global Select Market. Except as described in the Company’s periodic filings under the Exchange Act incorporated by reference in the Time of Sale Document or Final Offering Memorandum, the Company has not received any notification that the SEC or the NASDAQ Global Select Market is contemplating terminating such registration or listing.

5.    Covenants of the Company. The Company agrees:

(a)
Securities Law Compliance. To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any U.S. or non-U.S. federal or state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any U.S. or non-U.S. federal or state securities commission or other regulatory authority, or (B) the happening of any event that makes any statement of a material fact made in the Time of Sale Document, any Company Additional Written Offering Communication, or the Final Offering Memorandum, untrue or that requires the making of any additions to or changes in the Time of Sale Document, any Company Additional Written Offering Communication, or the Final Offering Memorandum, to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Securities under any securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions and (iii) if, at any time, any U.S. or non-U.S. federal or state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Securities under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time. For purposes of this Agreement, “Company Additional Written Offering Communication” shall mean (i) any Additional Written Offering Communication identified on Schedule II hereto, (ii) any electronic roadshow or investor presentation materials and (iii) any Additional Written Offering Communication to which the Company has consented, as set forth in Section 5(c) hereof.

(b)
Offering Documents. To (i) furnish the Initial Purchaser, without charge, as many copies of the Time of Sale Document and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Time of Sale Document or Final Offering Memorandum that the Initial Purchaser, upon advice of legal counsel, determines may be necessary in connection with Exempt Resales (and the Company hereby consents to the use of the Time of Sale Document and the Final Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c)
Consent to Amendments and Supplements. Not to amend or supplement the Time of Sale Document or the Final Offering Memorandum prior to the applicable Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all the Securities purchased by the Initial Purchaser, unless the Initial Purchaser shall previously have been advised thereof and shall not have reasonably objected thereto. Before making, preparing, using, authorizing, approving or referring to any Additional Written Offering Communications, the Company will furnish to the Initial Purchaser and counsel for the Initial Purchaser a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Initial Purchaser reasonably objects. The Company consents to the use by the Initial Purchaser of an Additional Written Offering Communication that contains only (i) information accurately describing the preliminary terms of the Securities or their offering or (ii) information that accurately describes the final terms of the Securities or their offering and that is included in or is subsequently included in the Final Offering Memorandum, including by means of the Pricing Supplement. The Company will give the Initial Purchaser notice of its intention to make any filing pursuant to the Exchange Act from after the date hereof through the Closing Date (or, if later, through the completion of the distribution of the Securities by the Initial Purchaser to Subsequent Purchasers) and will furnish the Initial Purchaser with copies of any such documents a reasonable amount of time prior to such proposed filing.

(d)
Preparation of Amendments and Supplements to Offering Documents. So long as the Initial Purchaser shall hold any of the Securities, (i) if any event shall occur as a result of which, in the reasonable judgment of the Company or the Initial Purchaser (or counsel for the Initial Purchaser), it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum to correct any untrue statement of a material fact or omission to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to amend or supplement the Time of Sale Document or the Final Offering Memorandum to comply with any U.S. or non-U.S. federal, state or local statute, law (including, without limitation, common law) or ordinance, or any judgment, decree, rule, regulation, order or injunction (collectively, “Applicable Law”), to prepare, at the expense of the Company, an appropriate amendment or supplement to the Time of Sale Document and the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that (A) as so amended or supplemented, the Time of Sale Document and the Final Offering Memorandum will not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) the Time of Sale Document and the Final Offering Memorandum will comply with Applicable Law and (ii) if in the reasonable judgment of the Company it becomes necessary or advisable to amend or supplement the Time of Sale Document or the Final Offering Memorandum so that the Time of Sale Document and the Final Offering Memorandum will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) of the Securities Act, to prepare an appropriate amendment or supplement to the Time of Sale Document or the Final Offering Memorandum (in form and substance reasonably satisfactory to the Initial Purchaser) so that the Time of Sale Document or the Final Offering Memorandum, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e)
“Blue Sky” Law Compliance. To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Securities under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject. The Company will advise the Initial Purchaser promptly of the suspension of any such exemption relating to the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)
Payment of Expenses. Whether or not any of the Offering or the Transactions are consummated or this Agreement is terminated, to pay: (i) all costs, expenses, fees and taxes incident to and in connection with: (A) the preparation, printing and distribution of the Time of Sale Document, the Final Offering Memorandum, any Additional Written Offering Communication and any Canadian “wrapper” and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith, including all printing costs associated therewith, and the delivering of copies thereof to the Initial Purchaser, (B) the negotiation, printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of, each of the Documents, (C) the preparation, issuance and delivery of the Securities, (D) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and the qualification of the Securities for offer and sale under the securities or “Blue Sky” laws of U.S. state or non-U.S. jurisdictions (including, without limitation, the reasonable fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification), (E) the listing of the Conversion Shares on the NASDAQ Global Select Market and/or any other exchange, (F) furnishing such copies of the Time of Sale Document and the Final Offering Memorandum, and all amendments and supplements thereto, as may reasonably be requested for use by the Initial Purchaser and (G) the performance of the obligations of the Company under the Registration Rights Agreement, including but not limited to the filing of any Shelf Registration Statement, (ii) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading on any appropriate market system, (iii) all fees and expenses of the counsel, accountants and any other experts or advisors retained by the Company, (iv) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for “book-entry” transfer, (v) all fees charged by rating agencies in connection with the rating of the Securities, (vi) all fees and expenses (including reasonable fees and expenses of counsel) of the Trustee and the Company’s transfer agent, registrar or depository, and (vii) all costs and expenses related to the preparation, transfer and delivery of the Securities to the Initial Purchaser, (viii) all fees, disbursements and out-of-pocket expenses of the Company relating to investor presentations including, without limitation, travel and lodging expenses, roadshow or investor presentation expenses, word processing charges, the costs of printing or producing any investor presentation materials, fees and expenses of any consultants engaged in connection with the road show, messenger and duplicating service expenses, facsimile expenses and other customary expenditures, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section and in Section 9, the Initial Purchaser will pay all of their costs and expenses, including fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(g)	Use of Proceeds. To use the proceeds of the Offering in the manner described in the Time of Sale Document and the Final Offering Memorandum under the caption “Use of Proceeds.”

(h)
Integration. Not to, and to ensure that no Affiliate of the Company will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Securities Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the sale to the Initial Purchaser or to the Subsequent Purchasers of the Securities.

(i)	DTC. To use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.

(j)
Stabilization or Manipulation. During the period of six months after the Initial Closing Date or any Option Closing Date, if later, not to take, and to ensure that no Affiliate of the Company that it controls will take, directly or indirectly, any action designed to or that could be reasonably expected to cause or result in stabilization or manipulation of the price of the Securities or any other reference security, whether to facilitate the sale or resale of the Securities or otherwise.

(k)
Rule 144(A) Information. For so long as any of the Securities remain outstanding, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request, to any owner of the Securities in connection with any sale thereof and any prospective Subsequent Purchasers of such Securities from such owner, the information required by Rule 144A(d)(4) under the Securities Act.

(l)
Furnish Trustee and Noteholder Reports. For a period of three years after the Initial Closing Date, to furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities; provided, however, that the Company does not need to furnish such copies to the Initial Purchaser if such reports and communications are available on the SEC’s website or the Company’s website.

(m)
No General Solicitation or Directed Selling Efforts. Not to, and not to authorize or permit any person acting on its behalf to, solicit any offer to buy or offer to sell the Securities (i) by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Securities Act), other than any General Solicitation (as defined below) with the consent of the Initial Purchaser and set forth on Schedule IV or (ii) in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act. Before making, preparing, using, authorizing or distributing any General Solicitation, the Company will furnish to the Initial Purchaser a copy of such communication for review and will not make, prepare, use, authorize, approve or distribute any such communication to which the Initial Purchaser reasonably objects. “General Solicitation” shall mean any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.

(n)
Sale of Restricted Securities. During the one year period after the applicable Closing Date (or such shorter period as may be provided for in Rule 144 under the Securities Act, as the same may be in effect from time to time), to not, and to not permit any current or future Subsidiaries of either the Company or any other Affiliates controlled by the Company to, resell any of the Securities which constitute “restricted securities” under Rule 144 that have been reacquired by the Company, any current or future Subsidiaries or any other Affiliates controlled by the Company, except pursuant to an effective registration statement under the Securities Act.

(o)
Stamp Taxes. To pay all stamp or other issuance or transfer taxes or duties other similar fees or charges which may be imposed by any governmental or regulatory authority in connection with the execution and delivery of this Agreement or the issuance or sale of the Securities.

(p)	Conversion Shares. To reserve and keep available at all times, free of pre-emptive rights, the full number of Conversion Shares issuable upon conversion of the Securities.

(q)
Company Lock-Up. During the period commencing on and including the date hereof and continuing through and including the 90th day following the date of the Final Offering Memorandum (such period, extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Common Stock or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Common Stock or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Common Stock or Related Securities; (iv) in any other way transfer or dispose of any Common Stock or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Common Stock or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Common Stock or Related Securities (other than as contemplated by this Agreement); (vii) file any registration statement under the Securities Act in respect of any Common Stock or Related Securities (other than as contemplated by this Agreement); or (viii) publicly announce the intention to do any of the foregoing; provided, however, that (I) the Company may affect the transactions contemplated hereby (II) the Company may issue the Conversion Shares upon any conversion of the Securities, (III) the Company may issue and sell Common Stock and any security convertible into or exercisable or exchangeable for Common Stock pursuant to any employee benefit plan or stock incentive plan of the Company in existence as of the date of the Final Offering Memorandum and described therein or in the documents incorporated by reference therein, (IV) the Company may issue Common Stock issuable upon the conversion, vesting or exercise of securities outstanding on the date of the Final Offering Memorandum and described therein or in the documents incorporated by reference therein, and (V) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock is permitted, provided that (x) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (y) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period.. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.

(r)
Investment Company. During the period one year after the Initial Closing Date or any Option Closing Date, if later, the Company and its Subsidiaries will conduct their businesses in a manner so as to not be required to register under the Investment Company Act.

6.    Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants that:

(a)
Initial Purchaser Status, Resale Terms. It is a QIB and it will offer the Securities for resale only upon the terms and conditions set forth in this Agreement and in the Time of Sale Document and the Final Offering Memorandum.

(b)
Sale of Restricted Securities. It will offer and sell the Securities only to persons reasonably believed by the Initial Purchaser to be QIBs; provided, however, that in purchasing such Securities, such persons are deemed to have represented and agreed as provided under the caption “Transfer Restrictions” contained in the Time of Sale Document and the Final Offering Memorandum.

7.    Conditions. The obligations of the Initial Purchaser hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)	Closing Deliverables. The Initial Purchaser shall have received on the applicable Closing Date:

(i)
Officers’ Certificate. A certificate dated the applicable Closing Date, signed by (1) the Chief Executive Officer and (2) the principal financial or accounting officer of the Company, in each case in his or her official capacity and not in a personal capacity, on behalf of the Company, to the effect that (a) the representations and warranties set forth in Section 4 hereof are true and correct with the same force and effect as though expressly made at and as of the applicable Closing Date, (b) the Company has performed and complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the applicable Closing Date, and (c) the sale of the Securities has not been enjoined (temporarily or permanently).

(ii)	Secretary’s Certificate. A certificate, dated the applicable Closing Date, executed by the Secretary of the Company, certifying such matters as the Initial Purchaser may reasonably request.

(iii)	Company Counsel Opinion. The opinion of Jones Day, counsel to the Company, dated the applicable Closing Date, in the form of Exhibit A attached hereto.

(iv)
Initial Purchaser’s Counsel Opinion. An opinion, dated the applicable Closing Date, of Latham & Watkins LLP, counsel to the Initial Purchaser, in form satisfactory to the Initial Purchaser covering such matters as are customarily covered in such opinions.

(v)
Comfort Letters. The Initial Purchaser shall have received from Grant Thornton LLP, the registered public or certified public accountants of the Company, (A) a customary initial comfort letter delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, with respect to the financial statements and certain financial information contained in the Time of Sale Document and the Final Offering Memorandum, and (B) a customary “bring-down” comfort letter, dated the applicable Closing Date, in form and substance reasonably satisfactory to the Initial Purchaser and its counsel, to the effect that Grant Thornton LLP which includes, among other things, a reaffirmation of the statements made in its initial letter furnished pursuant to clause (A) with respect to such financial statements and financial information contained in the Time of Sale Document and the Final Offering Memorandum.

(b)
Executed Documents. The Initial Purchaser shall have received fully executed copies of each Document (each of which shall be in full force and effect on terms reasonably satisfactory to the Initial Purchaser), and each opinion, certificate, letter and other document to be delivered in connection with the Offering or any other Transaction.

(c)
No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Time of Sale Document (exclusive of any amendment or supplement thereto), there shall not have been any Material Adverse Change that could, in the sole judgment of the Initial Purchaser be expected to (i) make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Document and the Final Offering Memorandum, or (ii) materially impair the investment quality of any of the Securities.

(d)
No Hostilities. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any outbreak or escalation of hostilities or other national or international calamity or crisis, including acts of terrorism, or material adverse change or disruption in economic conditions in, or in the financial markets of, the United States (it being understood that any such change or disruption shall be relative to such conditions and markets as in effect on the date hereof), if the effect of such outbreak, escalation, calamity, crisis, act or material adverse change in the economic conditions in, or in the financial markets of, the United States could be reasonably expected to make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum.

(e)
No Suspension in Trading; Banking Moratorium. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in the Company’s common stock shall have been suspended by the SEC or the NASDAQ Global Select Market, (ii) a suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market or any setting of limitations on prices for securities occurs on any such exchange or market, or (iii) a banking moratorium shall have been declared by any U.S. or non-U.S. federal, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization, in each case, as to make it, in the Initial Purchaser’s sole judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Document and the Final Offering Memorandum.

(f)
Listing. The Company shall have filed with the NASDAQ Stock Market LLC a Listing of Additional Shares Notification Form with respect to the Conversion Shares and the NASDAQ Stock Market LLC shall have completed its review of such form.

(g)	Lock-Up. Jefferies shall have received an executed Lock-Up Agreement in the form of Exhibit B attached hereto from each person set forth on Exhibit C attached hereto.

(h)
Additional Documents. On or prior to the Closing Date, the Company shall have furnished to the Initial Purchaser such further certificates and documents as the Initial Purchaser may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchaser.
8.    Indemnification and Contribution.

(a)
Indemnification by the Company. The Company agrees to indemnify and hold harmless the Initial Purchaser, its affiliates, directors, officers, employees and agents, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities of any kind to which the Initial Purchaser, affiliate, director, officer, employee, agent or such controlling person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(i)
any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Offering Communication, or the Final Offering Memorandum, or any amendment or supplement thereto; or

(ii)
the omission or alleged omission to state, in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Offering Communication, or the Final Offering Memorandum, or any amendment or supplement thereto, a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

and, subject to the provisions hereof, will reimburse, as incurred, the Initial Purchaser and its affiliates, directors, officers, employees, agents and each such controlling persons for any reasonable legal or other expenses incurred by such person in connection with investigating, defending against, settling, compromising, paying or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action in respect thereof; provided, however, the Company will not be liable in any such case to the extent (but only to the extent) that a court of competent jurisdiction shall have determined by a final, unappealable judgment that such loss, claim, damage, liability or expense arose out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Time of Sale Document, any Company Additional Written Offering Communication , or the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Initial Purchaser to the Company consists of the information set forth in Section 12. The indemnity agreement set forth in this Section shall be in addition to any liability that the Company may otherwise have to the indemnified parties.

(b)
Indemnification by the Initial Purchaser. The Initial Purchaser agrees to indemnify and hold harmless each of the Company and its directors, officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which the Company or any such director, officer or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as a court of competent jurisdiction shall have determined by a final, unappealable judgment that such losses, claims, damages, liabilities or expenses (or actions in respect thereof) have arisen out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Offering Memorandum, the Time of Sale Document or the Final Offering Memorandum or any amendment or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent (but only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning the Initial Purchaser furnished to the Company by the Initial Purchaser specifically for use therein as set forth in Section 12; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any reasonable legal or other expenses incurred by the Company or any such director, officer or controlling person in connection with any such loss, claim, damage, liability, expense or action in respect thereof. The indemnity agreement set forth in this Section shall be in addition to any liability that the Initial Purchaser may otherwise have to the indemnified parties.

(c)
Notifications and Other Indemnification Procedures. As promptly as reasonably practicable after receipt by an indemnified party under this Section of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve such indemnifying party from any liability under Section 8(a) or (b) above unless and only to the extent it is materially prejudiced as a proximate result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 8(a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect, jointly with any other indemnifying party similarly notified by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties at the expense of the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section for any reasonable legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchaser in the case of Section 8(a) or the Company in the case of Section 8(b), representing the indemnified parties under such Section 8(a) or (b), as the case may be, who are parties to such action or actions), (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party or (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid as they are incurred. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the reasonable costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnifying party waived in writing its rights under this Section, in which case the indemnified party may effect such a settlement without such consent.

(d)
Settlements. No indemnifying party shall be liable under this Section for any settlement of any claim or action (or threatened claim or action) effected without its written consent, which shall not be unreasonably withheld, but if a claim or action settled with its written consent, or if there be a final judgment for the plaintiff with respect to any such claim or action, each indemnifying party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any and all losses, claims, damages or liabilities (and legal and other expenses as set forth above) incurred by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the indemnified party is or could have been a party, or indemnity could have been sought hereunder by the indemnified party, unless such settlement (A) includes an unconditional written release of the indemnified party, in form and substance satisfactory to the indemnified party, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable legal or other expenses as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement or compromise of, or consent to the entry of such judgment.

(e)
Contribution. In circumstances in which the indemnity agreements provided for in this Section are unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contributions, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, from the Offering or (ii) if the allocation provided by the foregoing clause (i) is not permitted by Applicable Law, not only such relative benefits but also the relative fault of the indemnifying party or parties, on the one hand, and the indemnified party, on the other hand, in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchaser. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchaser pursuant to Section 8(b) above, on the other hand, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omissions, and any other equitable considerations appropriate in the circumstances.

(f)
Equitable Consideration. The Company and the Initial Purchaser agree that it would not be equitable if the amount of such contribution determined pursuant to Section 8(e) were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8(e). Notwithstanding any other provision of this Section, the Initial Purchaser shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of Section 8(e), each director, officer, employee and affiliate of the Initial Purchaser, and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Initial Purchaser, and each director, officer, and employee of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

9.    Termination. The Initial Purchaser may terminate this Agreement (i) at any time prior to the applicable Closing Date by written notice to the Company if any of the events described in Sections 7(c) (No Material Adverse Change), 7(d) (No Hostilities) or 7(e) (No Suspension in Trading; Banking Moratorium) shall have occurred, (ii) on the applicable Closing Date if any condition described in Section 7 is not fulfilled or waived in writing by the Initial Purchaser on or prior to the applicable Closing Date, (iii) because of any failure or refusal on the part of the Company or any Subsidiary to comply with the terms or to fulfill any of the conditions of this Agreement, or (iv) if for any reason the Company or any Subsidiary shall be unable to perform its obligations under this Agreement. Any termination pursuant to this Section (other than pursuant to Sections 9(i) and 9(ii) in connection with the failure to satisfy the conditions in Sections 7(d), 7(e)(ii) or 7(e)(iii)) shall be without liability on the part of (a) the Company to the Initial Purchaser, except that the Company shall be obligated to reimburse the Initial Purchaser for all out-of-pocket expenses (including reasonable fees and disbursements of Latham & Watkins LLP, counsel to the Initial Purchaser) incurred by the Initial Purchaser in connection with this Agreement, and upon demand the Company shall pay the full amount thereof to the Initial Purchaser or (b) the Initial Purchaser to the Company; provided, however, that in the case of each of clauses (a) and (b), that the provisions of Sections 9 and 10 hereof shall at all times be effective and shall survive such termination and provided further, that any termination pursuant to Sections 9(i) and 9(ii) that is based on the failure to satisfy the conditions in Sections 7(d), 7(e)(ii) or 7(e)(iii) shall be without liability on the part of the Company to the Initial Purchaser.
10.    Survival. The representations and warranties, covenants, indemnities and contribution and expense reimbursement provisions and other agreements of the Company set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser, (ii) the acceptance of the Securities, and payment for them hereunder, and (iii) any termination of this Agreement.
11.    No Fiduciary Relationship. The Company hereby acknowledges that the Initial Purchaser is acting solely as initial purchaser in connection with the purchase and sale of the Securities. The Company further acknowledges that the Initial Purchaser is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Initial Purchaser act or be responsible as a fiduciary to the Company or their management, stockholders or creditors or any other person in connection with any activity that the Initial Purchaser may undertake or have undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchaser hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Initial Purchaser to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that either of the Company may have against the Initial Purchaser with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
12.    Information Supplied by Initial Purchaser. The Company hereby acknowledges that, for purposes of Section 4(a) and Section 8, the only information that the Initial Purchaser has furnished to the Company specifically for use in the Preliminary Offering Memorandum or the Final Offering Memorandum are the statements set forth in (a) the third paragraph, (b) the third sentence of the sixth paragraph and (c) the fourteenth paragraph under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Final Offering Memorandum.
13.    Miscellaneous.

(a)
Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to: Oclaro, Inc. 2560 Junction Avenue, San Jose, California, 95134, Attention: General Counsel, with a copy to: Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303, Attention: Robert T. Clarkson, Esq., and (ii) if to the Initial Purchaser, to: Jefferies LLC, 520 Madison Avenue, New York, NY 10022, with a copy to: Latham & Watkins LLP, 650 Town Center Drive, 20th Floor, Costa Mesa, CA 92626-1925, Attention: B. Shayne Kennedy, (or in any case to such other address as the person to be notified may have requested in writing).

(b)
Beneficiaries. This Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Initial Purchaser and to the extent provided in Section 8 hereof, the controlling persons, affiliates, officers, directors, partners, employees, representatives and agents referred to in Section 8 hereof and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Securities from the Initial Purchaser merely because of such purchase.

(c)
Governing Law; Jurisdiction; Waiver of Jury Trial; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the Transactions, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement, the Transactions or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the Initial Purchaser and for any counterclaim related to any of the foregoing and (b) any obligation which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

(d)
Entire Agreement; Counterparts. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

(e)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)
Separability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(g)
Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by all of the signatories hereto.

(h)
USA Patriot Act. The parties acknowledge that in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchaser is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Initial Purchaser to properly identify their clients.

Please confirm that the foregoing correctly sets forth the agreement between the Company and the Initial Purchaser.
Very truly yours,

OCLARO, INC.

By: /s/ Greg Dougherty_______________
Name:    Greg Dougherty
Title:    CEO
Accepted and Agreed to:
JEFFERIES LLC
By: /s/ A. Colyer Curtis_____________
Name: A. Colyer Curtis
Title: Managing Director

SCHEDULE I
PRICING SUPPLEMENT
Pricing Term Sheet, dated February 12, 2015
Strictly Confidential

OCLARO, INC.
$55,000,000 PRINCIPAL AMOUNT OF
6.00% CONVERTIBLE SENIOR NOTES DUE 2020
The information in this pricing term sheet supplements the preliminary offering memorandum, dated February 12, 2015, of Oclaro, Inc. (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum, including all documents incorporated by reference therein. Terms used herein but not defined herein shall have the respective meanings set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Oclaro, Inc., a Delaware corporation.
Ticker/Exchange for Common Stock:	OCLR/The NASDAQ Global Select Market.
Securities Offered:	6.00% Convertible Senior Notes due 2020 (the “notes”).
Aggregate Principal Amount of Notes Offered:	$55,000,000 (or $65,000,000 if the initial purchaser exercises its over-allotment option).
Maturity Date:	February 15, 2020 unless earlier purchased or converted.
Interest:	6.00% per year. Interest will accrue from and including February 19, 2015 and will be payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015.
Regular Record Dates:	February 1 and August 1 of each year.
Offering Price:	100% of principal, plus accrued interest, if any.
Last Reported Sale Price of our Common Stock on February 12, 2015:	$1.46 per share.
Initial Conversion Rate:	512.8205 shares of our common stock per $1,000 principal amount of notes.
Initial Conversion Price:	Approximately $1.95 per share of our common stock.
Conversion Premium:	Approximately 33.6% above the last reported sale price of our common stock on February 12, 2015.
Sole Book-Running Manager:	Jefferies LLC
Pricing Date:	February 12, 2015
Trade Date:	February 13, 2015
Expected Settlement Date:	February 19, 2015
CUSIP Number:	67555N AA5
ISIN:	US67555NAA54
Use of Proceeds:	We intend to use the net proceeds of this offering for general corporate purposes, including working capital. See “Use of Proceeds” in the Preliminary Offering Memorandum.
Interest make-whole payment upon conversions prior to February 15, 2018:
Prior to February 15, 2018, in the event that the last reported sale price of the common stock for 20 or more trading days (whether or not consecutive) in a period of 30 consecutive trading days ending within five trading days immediately prior to the date we receive a notice of conversion exceeds the conversion price in effect on each such trading day, we will, in addition to delivering shares upon conversion by the holder of the notes, together with cash in lieu of fractional shares, make an interest make-whole payment in cash equal to the sum of the scheduled payments of interest on the notes to be converted through February 15, 2018.

Adjustment to Conversion Rate Upon Conversions in Connection with (i) a Make-Whole Fundamental Change or (ii) a Notice of Redemption:
The following table sets forth the number of additional shares by which we will increase the conversion rate for a holder that converts its notes in connection with (i) a make‑whole fundamental change or (ii) a notice of redemption having the share price and effective date or date of the notice of redemption, as applicable, set forth below:

The exact share price and effective date or the date of the notice of redemption, as applicable, may not be set forth in the table above, in which case:

•
if the share price is between two share price amounts in the table or the relevant date is between two dates in the table, the number of additional shares will be determined by a straight‑line interpolation between the number of additional shares set forth for the higher and lower share prices and the earlier and later dates, as applicable, based on a 365-day year;

•
if the share price is greater than $15.00 per share (subject to adjustment in the same manner as the share prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•
if the share price is less than $1.46 per share (subject to adjustment in the same manner as the share prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make‑whole fundamental change to exceed 684.9315 shares of common stock per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “Description of the Notes—Conversion rights—Conversion rate adjustments” in the Preliminary Offering Memorandum.
Additional and Modified Provisions of the Preliminary Offering Memorandum

Conversion rights—Settlement upon conversion

This section will be replaced with the following:
Upon conversion of the notes, we will deliver to a converting holder a number of shares of our common stock equal to (i) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (ii) the applicable conversion rate, and, if applicable, pay any interest make-whole payment as described under “—Conversion rights—Interest make-whole payment upon conversions prior to February 15, 2018” below. We will deliver such shares of our common stock on the third business day immediately following the relevant conversion date, together with cash in lieu of any fractional share of our common stock issuable upon conversion based upon the closing sale price on the relevant conversion date (or, if such conversion date is not a trading day, on the immediately preceding trading day) and any such interest make-whole payment.
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date for such notes and the converting holder will become the record holder of any shares of our common stock due upon such conversion as of the close of business on such conversion date.
Notwithstanding the foregoing, certain listing standards of The NASDAQ Global Market potentially limit the number of shares we may issue upon conversion of the notes. These standards generally require us to obtain the approval of our stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of our common stock outstanding at the time the notes are issued. Consequently, unless we have obtained the requisite shareholder approval, if we are required to deliver shares of our common stock to a converting holder and such number of shares, in aggregate with all the other shares previously delivered by us upon conversion of notes, exceeds 19.99% of our common stock outstanding on the date that the notes are first issued, we will pay to such holder the value of any such excess shares in cash (based on the per-share volume-weighted average price of our common stock as displayed under the heading “Bloomberg VWAP” on Bloomberg Page “OCLR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the 5 trading day period commencing on the second scheduled trading day next succeeding the relevant conversion date); provided that we will notify such holder of the exact manner in which such cash value will be determined no later than 5:00 p.m., New York City time, on the scheduled trading day immediately following the conversion date. 109,017,408 shares of our common stock are issued and outstanding as of January 30, 2015.
Description of Notes—No registration rights; additional interest

The title of this section is to be changed from “No registration rights; additional interest” to:

Rule 144 Resales and Registration Rights

The first paragraph of “Description of Notes – No registration rights; additional interest” is to be replaced by the following:

The issuance of the notes and the issuance of our common stock upon conversion of notes has not been registered under the Securities Act. As a result, you may only resell your notes or shares of our common stock issued upon conversion of notes pursuant to an exemption from the registration requirements of the Securities Act or pursuant to the resale registration statement described below.

In addition, the following paragraph is to be added to this section, as its last paragraph:

As of the Issue Date, the Company will enter into a resale registration rights agreement with Jefferies. This agreement will provide that the Company will file and seek to go effective on a resale registration statement, pursuant to the terms summarized below, only if Rule 144 under the Securities Act of 1933, as amended, is not available to the holders of the notes, on and following the date that is six months after the Issuance Date, with respect to any shares of common stock that have been issued upon conversion of the notes. If the Company fails at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of notes to timely file any document or report that it is required to file with the SEC, as described above, then the Company will pay additional interest on outstanding notes as described in that section. In addition, if the Company is required to file and seek to go effective on the resale registration statement, then the Company will agree to file the registration statement by September 30, 2015 and will use its reasonable best efforts to go effective on that registration statement 90 days thereafter. Additional interest will accrue if the registration statement is not effective by that 90th day at a rate equal to, for each outstanding note, 0.25% per year for first 90 days after such registration default, then increase to 0.50% per year until such registration default is remedied, up to a maximum of 0.50% per year. The registration rights agreement will contain customary other terms, conditions and other provisions.

Risk Factors -- Risks relating to an investments in the notes and our common stock
The following additional risk factors are to be added to the heading above.

Restrictive covenants in the indenture governing the notes and the agreements governing our other indebtedness will restrict our ability to operate our business.

The Credit Agreement contains, the indenture governing the notes offered hereby will contain, and agreements governing indebtedness we may incur in the future may contain, covenants that restrict our ability to, among other things, incur additional debt, pay dividends, make investments, enter into transactions with affiliates, merge or consolidate with other entities or sell all or substantially all of our assets. Additionally, the Credit Agreement requires us to comply with certain financial covenants. A breach of any of these covenants could result in a default under these agreements, which could allow the lenders or holders to declare all amounts outstanding thereunder immediately due and payable. If we are unable to repay outstanding borrowings when due, the lenders under the Credit Agreement, the trustee under the indenture governing these notes and similar agents under other agreements would have the right to proceed against the collateral granted to them, or accelerate the notes or other debt, as applicable. We may also be prevented from taking advantage of business opportunities that arise because of the limitations imposed on us by the restrictive covenants under our indebtedness.

Although the Credit Agreement and indenture contain and will contain together the restrictive covenants referred to above, the indenture will contain a limited set of restrictive covenants compared to customary high yield securities. As a result, while the we and our subsidiaries will be bound by the combined effect of the Credit Agreement’s and indenture’s restrictive covenants, the holders of the notes will have the benefit of only a limited subset of these restrictive covenants.

Despite existing debt levels, we may still be able to incur substantially more debt, which would increase the risks associated with our leverage.

Even with our existing debt levels, we may be able to incur substantial amounts of additional debt in the future, including debt under the Credit Agreement and any future credit facilities, some or all of which may be secured. We may also incur other additional indebtedness secured by liens, in which case the holders of that debt will be entitled to share in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us at a priority level higher than you, as a holder of unsecured notes. Although the terms of the notes, the Credit Agreement and any future credit facilities will limit our ability to incur additional debt, these terms do not and will not prohibit us from incurring substantial amounts of additional debt. If new debt is added to our current debt levels, the related risks that we and they now face could intensify and could further exacerbate the risks associated with our leverage.

In addition, under "-- The notes will not contain restrictive financial covenants, and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the notes" and "-The notes and the indenture that will govern the notes will contain limited protections against certain types of important corporate events, and may not protect your investment upon the occurrence of such corporate events or other corporate events," in the Preliminary Offering Memorandum, there are references to there not being limits on the ability of the Company and its subsidiaries to incur debt or enter into liens, among other things. Because of the covenants set forth below under "- Certain Covenants," there will exist such limitations, although the other lack of protections summarized in those two risk factors will remain the case.

Certain Covenants

An additional section entitled “Certain Covenants” is to be added above “Description of Notes – Merger, consolidation or sale of assets” as follows:

Certain Covenants

Limitation on Incurrence of Additional Indebtedness

For so long as any notes are outstanding, we will not, nor will we permit any of our Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Debt; provided, however, that we may, and may permit any of our Subsidiaries to, incur Indebtedness (other than Permitted Debt) if:
(1)    no default or event of default under the indenture shall have occurred and be continuing at the time of such incurrence or would occur as a consequence of such incurrence; and
(2)    after giving pro forma effect to such incurrence and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would not exceed 4.00 to 1.00.
Liens

We will not and will not permit any of our Subsidiaries to, create, incur, assume or otherwise cause or become effective any consensual Lien on our property or assets that secures Indebtedness of any kind unless all payments due under the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien, except Permitted Liens.
Definitions

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Consolidated EBITDA” means, for any period, an amount equal to Consolidated Net Income for such period plus:
(1)    the following to the extent deducted in calculating such consolidated net income:
(a)    Consolidated Interest Charges for such period;
(b)    the provision for Federal, state, local and foreign taxes based on income, profits or capital (including interest and penalties) payable by us and our subsidiaries for such period;
(c)    depreciation and amortization expense;
(d)    non-cash expenses and amortization expenses, in each case, related to the granting of stock appreciation or similar rights, stock options, restricted shares or restricted stock units pursuant to equity-incentive programs of us and our Subsidiaries;
(e)    other expenses or charges of ours and our subsidiaries reducing such consolidated net income which do not represent a cash item in such period or any future period;
(f)    any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from discontinued operations);
(g)    restructuring expenses and charges and any costs, charges, fees and expenses incurred in connection with any acquisition, investment or any non-ordinary course disposition of assets; and
(h)    impairment charges, including the write down of investments, and minus
(2)    the following to the extent included in calculating such Consolidated Net Income:
(a)    Federal, state, local and foreign income tax credits of ours and our Subsidiaries for such period; and
(b)     all non-cash items increasing Consolidated Net Income for such period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for us and our Subsidiaries on a consolidated basis, the sum of all of our and our Subsidiaries’ Indebtedness determined on a consolidated basis.
“Consolidated Interest Charges” means, for any period, for us and our subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of ours and our subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of ours and our subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.
“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of: (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four consecutive fiscal quarters most recently ended.
“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of us and our subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income, by excluding, without duplication:
(1)    all extraordinary gains or losses;
(2)    any gain or loss realized as a result of the cumulative effect of a change in accounting principles;
(3)    any unrealized gains or losses in respect of Hedging Obligations; and
(4)     any gains or losses resulting from non-ordinary course dispositions of assets or discontinued operations.
“Credit Facilities” means, one or more debt facilities or commercial paper facilities (including, without limitation, the current credit agreement of the Company as summarized under “Description of Credit Agreement”), in each case, with regulated banking institutions providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
“Disqualified Stock” means any capital stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Fundamental Change), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Fundamental Change), in whole or in part, on or prior to the final maturity date of the notes; provided further, that if such capital stock is issued to any employee or to any plan for the benefit of employees of the Company or any of its Subsidiaries or by any such plan to such employees, such capital stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or a Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“GAAP” means generally accepted accounting principles in the U.S. as in effect on the date of the indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2)    other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Indebtedness” means, as to any person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(1)    all obligations of such person for borrowed money and all obligations of such person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(2)    in respect of banker’s acceptances;
(3)    representing Capital Lease Obligations and Hedging Obligations;
(4)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, all conditional sale obligations and all obligations under any title retention agreement;
(5)     all Disqualified Capital Stock issued by such person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any; and
(6)    all guarantees of such person in respect of any of the foregoing.
“Intellectual Property” means all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, domain names and trade names that we and our subsidiaries own, or is licensed under, and have the right to use.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
“Permitted Debt” means, without duplication, each of the following:
(1)    Indebtedness under any Credit Facility (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its subsidiaries thereunder) secured by our or our subsidiaries’ accounts receivable and the proceeds thereof entered into by us and/or any of our subsidiaries in an aggregate principal amount outstanding at any time not to exceed $60.0 million;
(2)    unsecured Indebtedness incurred by us (including the notes) in an aggregate principal amount outstanding, not to exceed $65.0 million at any time;
(3)    intercompany Indebtedness among us and any of our Subsidiaries;
(4)    the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed $15.0 million at any time outstanding; provided that the principal amount of any Indebtedness permitted under this clause (4) did not at the time of incurrence exceed the fair market value of the acquired, installed or constructed asset or improvement so financed, as determined in good faith by the Board of Directors of the Company;
(5)    the incurrence by the Company or any of its subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under clauses (1), (2), (4) or (12) under this definition of Permitted Debt (other than clause (5) of this definition of “Permitted Debt”);
(6)    the incurrence by the Company or any of its Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;
(7)    the incurrence by the Company or any of its Subsidiaries of endorsement of instruments or other payment items for deposit in the ordinary course of business;
(8)    the incurrence by the Company or any of its Subsidiaries of Indebtedness consisting of (i) unsecured guarantees incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations; (ii) unsecured guarantees arising with respect to customary indemnification obligations to purchasers in connection with certain permitted dispositions; and (iii) unsecured guarantees with respect to Indebtedness of the Company and any of its Subsidiaries, to the extent that the person that is obligated under such guaranty could have incurred such underlying Indebtedness;
(9)    the incurrence by the Company or any of its Subsidiaries of Indebtedness owed to any person providing property, casualty, liability, or other insurance to the Company or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year;
(10)    the incurrence by the Company or any of its Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety statutory and appeal bonds and Indebtedness to trade creditors in the ordinary course of business; and
(11)    the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days.
For purposes of determining compliance with this “Limitation on Incurrence of Additional Indebtedness” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Consolidated Interest Expense of the Company as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
The amount of any Indebtedness outstanding as of any date will be: (a) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; (b) with respect to contingent obligations, the maximum liability upon the occurrences of the contingency giving rise to the obligation; and (c) with respect to Hedging Obligations, the net amount payable, if any, by such Persons of such Hedging Obligations terminated at that time due to default by such Person.
“Permitted Liens” means:
(1)    Liens on assets of the Company or any of its subsidiaries securing Credit Facilities;
(2)    Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the “Permitted Debt” definition covering only the assets constructed or acquired with or financed by such Indebtedness;
(3)    Liens in favor of the Company;
(4)    Liens to secure Indebtedness permitted by clause (6) of the definition of “Permitted Debt”;
(5)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;
(6)    Liens on property (including capital stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
(7)    Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business;
(8)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(9)    Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(10)    survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(11)    Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;
(12)    Bankers’ Liens, rights of setoff. Liens arising out of judgments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(13)    Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person's obligations in respect of bankers' acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(14)    grants of software and other technology licenses in the ordinary course of business;
(15)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(16)    Liens created for the benefit of (or to secure) the notes; and
(17)    Liens to secure any Permitted Refinancing Indebtedness permitted to be secured by Liens under the Indenture; provided, however, that:
(a)    the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and
(b)    the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding principal amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness either (a) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) has a final maturity date, and a Weighted Average Life to Maturity, after the 91st day immediately following the maturity date of the notes; and
(3)    such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being removed, refunded, refinanced, replaced, defeased or discharged.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Subsidiary” means, with respect to any specified Person:
(1)    any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
Certain Tax Consequences of Conversion of the Notes with Interest Make-Whole Payment

Add the following language in place of the section entitled “Certain United States Federal Income Tax Considerations—Additional Payments” in the preliminary offering memorandum:

“Additional Payments

In certain circumstances we may be required to pay additional amounts in cash to holders of the notes as described under “Description of Notes—Events of default,” “Description of Notes—Rule 144 Resales and Registration Rights,” and “Description of notes—Conversion rights—Interest make-whole payment upon conversions prior to February 15, 2018”. Although not free from doubt, we intend to take the position that these features of the notes will not cause the notes to be treated as contingent payment debt instruments under the applicable Treasury Regulations. Because of the lack of directly applicable authority, however, we can provide no assurance that the notes will not be treated as contingent payment debt instruments.

Our determination in this regard, while not binding on the IRS, is binding on holders unless they disclose their contrary position to the IRS in the manner that is required by applicable Treasury Regulations. If our determination is incorrect, and these notes are determined to be contingent payment debt instruments, such determination could affect the timing, amount and character of the income recognized by holders. In such case, a U.S. holder may be required to accrue interest income on the notes based upon a comparable yield, regardless of the holder’s method of accounting. The “comparable yield” is the yield at which we would issue a fixed rate debt instrument with no contingent payments, but with terms and conditions similar to those of the notes. In addition, any gain on the sale, exchange, redemption, retirement or other taxable disposition of the notes may be recharacterized as ordinary income. This discussion assumes that the notes will not be treated as contingent payment debt instruments. Holders of notes should consult their tax advisors regarding the tax consequences of the notes being treated as contingent payment debt instruments.”

Add the following language immediately following the section entitled “Certain United States Federal Income Tax Considerations—U.S. Holders—Conversion of the Notes” in the preliminary offering memorandum:

“Conversion of the Notes with Interest Make-Whole Payment

To the extent a U.S. holder receives a cash payment in respect of the interest make‐whole provision in connection with a conversion of notes (as described under “Description of notes—Conversion rights—Interest make-whole payment upon conversions prior to February 15, 2018”), such holder may be required to recognize additional taxable income as a result of the payment. The tax rules regarding the treatment of the cash interest make‐whole payment are unclear. Although not free from doubt, we intend to treat such a conversion as a recapitalization, and this discussion assumes this treatment. In such case, gain, but not loss, would be recognized by the U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as interest) over the U.S. holder’s adjusted tax basis in the note, but not to exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the following paragraph. Any gain or loss recognized by a U.S. holder on conversion of a note generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the note has been held for more than one year.

The tax basis of our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than gain recognized on any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock would include the period during which the U.S. holder held the note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after our common stock is received. Holders of notes should consult their tax advisors regarding the treatment of such a conversion as a recapitalization.

Conversion of the Notes where Cash is Received Due to the Listing Standards of The NASDAQ Global Market

If a U.S. Holder converts notes and the notes are settled in cash and common stock due to the listing standards of The NASDAQ Global Market as described in “Description of Notes—Conversion rights—Settlement upon conversion,” the conversion may be treated for U.S. federal income tax purposes as a “recapitalization” (with cash as boot), in which case see the discussion of the tax consequences described in “—Conversion of the Notes with Interest Make-Whole Payment.” In the event the notes are settled solely in cash, however, the conversion may be taxed in the manner described under “—Sale, Exchange or Other Taxable Disposition of the Notes or Common Stock.””

Before you invest, you should read the Preliminary Offering Memorandum and the documents incorporated therein that the issuer has filed with the SEC for more complete information about the issuer and the offering. You may get the incorporated documents the issuer has filed with the SEC for free by visiting EDGAR on the SEC website at www.sec.gov. A copy of the Company’s Preliminary Offering Circular in connection with the sale of the notes may be obtained from Jefferies LLC (Attn: Equity Syndicate Prospectus Department), 520 Madison Avenue, 2nd Floor, New York, New York 10022, Phone: 1-877-547-6340, Email: Prospectus_Department@Jefferies.com.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE II
ADDITIONAL WRITTEN OFFERING COMMUNICATIONS
None.

SCHEDULE III
LIST OF SUBSIDIARIES

Entity Name	Jurisdiction of Formation

Oclaro Technology Limited                    United Kingdom
Oclaro (Canada) Inc.                        Canada
Oclaro Technology, Inc.                    Delaware
Bookham Nominees Ltd.                    United Kingdom
Bookham International Ltd.                    Cayman Islands
Oclaro Technology (Shenzhen) Co., Ltd.            China
Oclaro Innovations LLP                    United Kingdom
Oclaro (North America), Inc.                    Delaware
Oclaro (Thailand) Limited                    Thailand
Oclaro (New Jersey), Inc.                    Delaware
Mintera Corporation                        Delaware
Opnext, Inc.                            Delaware
Opnext Germany GmbH                    Germany
Oclaro Japan, Inc.                        Japan
Opnext Subsystems, Inc.                    Delaware
Oclaro Malaysia Sdn. Bhd.                    Malaysia

Subsidiaries in liquidation:
Forthaven Ltd.                            United Kingdom
Avalon Photonics AG in Liquidation                Switzerland
Avanex Communication Technologies Co., Ltd.        China                    Oclaro Korea, Inc.                        Korea
Oclaro Israel Limited                        Israel
Oclaro International Ltd.                    Cayman Islands

SCHEDULE IV
Press release of the Company dated February 12, 2015, relating to the announcement of the Offering.
Press release of the Company dated February 13, 2015, relating to the announcement of the pricing of the Offering.

EXHIBIT A
FORM OF OPINION
In connection with the opinions and view expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions and view. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
The Company is a corporation existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to conduct its business and to own or lease its properties as described in the Time of Sale Memorandum and the Final Memorandum (each, as defined below).

2.	The Purchase Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Company.

3.
The Indenture has been authorized by all necessary corporate action of, and executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

4.
The Registration Rights Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.
The Notes, when authenticated by the Trustee in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms of the Purchase Agreement, will have been validly issued and delivered by the Company and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

6.
The shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company initially issuable upon conversion of the Notes pursuant to the Indenture have been authorized and validly reserved for issuance by all necessary corporate action of the Company and, when issued upon conversion of the Notes in accordance with the terms of the Notes and the Indenture, will be validly issued, fully paid and nonassessable.

7.
The holders of shares of the Common Stock are not entitled to any statutory pre-emptive rights pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), or any pre-emptive rights pursuant to the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), or the Amended and Restated Bylaws of the Company (the “Bylaws”).

8.	The Company has an authorized equity capitalization as set forth in the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Capital Stock.”

9.
No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of the Purchase Agreement, the Indenture and the Registration Rights Agreement by the Company, or in connection with the issuance or sale of the Notes by the Company to the Initial Purchaser, except as may be (i) required under (A) state securities or “blue sky” laws or (B) the Securities Exchange Act of 1934 (the “Exchange Act”) or (ii) contemplated by the Registration Rights Agreement.

10.
The (i) execution, delivery and performance by the Company of (A) the Indenture, (B) the Registration Rights Agreement and (C) the Purchase Agreement, (ii) issuance and sale of the Notes by the Company and (iii) compliance with the terms and provisions thereof by the Company, will not violate any law or regulation known to us to be generally applicable to transactions of this type (other than federal or state securities or “blue sky” laws, as to which we express no opinion in this paragraph), or any order or decree of any court, arbitrator or governmental agency that is binding upon the Company or its properties or violate or result in a default under any of the terms and provisions of the Certificate of Incorporation or Bylaws or any agreement to which the Company is a party or bound (this opinion being limited (x) to those orders and decrees identified on Exhibit A attached hereto and to those agreements identified on Exhibit B attached hereto, and (y) in that we express no opinion with respect to any violation or default (1) not readily ascertainable from the face of any such order, decree or agreement, (2) arising under or based upon any cross-default provision insofar as it relates to a violation of or default under an agreement not identified on Exhibit B attached hereto, or (3) arising as a result of any violation of or default under any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation).

11.
It is not necessary in connection with the offer and sale of the Notes to the Initial Purchaser under the Purchase Agreement or in connection with the initial resale of the Notes by the Initial Purchaser solely in the manner contemplated by the Purchase Agreement, the Time of Sale Memorandum and the Final Memorandum to register the Notes under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939.

12.
The Company is not and, solely after giving effect to the offering and sale of the Notes and the application of proceeds therefrom as described in the Time of Sale Memorandum and the Final Memorandum under the caption “Use of Proceeds,” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

13.
The statements contained in the Time of Sale Memorandum and the Final Memorandum under the captions “Description of Notes,” “Description of Credit Agreement” and “Certain United States Federal Income Tax Considerations,” insofar as such statements purport to summarize legal matters or provisions of documents referred to therein, present fair summaries of such legal matters and documents in all material respects.

14.
The statements contained in the Time of Sale Memorandum and the Final Memorandum under the caption “Description of Capital Stock,” insofar as such statements purport to summarize the Certificate of Incorporation, the Bylaws or provisions of the DGCL present fair summaries thereof in all material respects.

.
EXHIBIT B
FORM OF LOCK-UP AGREEMENT
Jefferies LLC
c/o Jefferies LLC
520 Madison Avenue
New York, New York 10022
RE:    OCLARO, INC. (the “Company”)
Ladies & Gentlemen:
The undersigned is an owner of shares of common stock, par value $.01 per share, of the Company (“Shares”) or of securities convertible into or exchangeable or exercisable for Shares. The Company proposes to conduct an offering (the “Offering”), pursuant to Rule 144A under the Securities Act, of Convertible Senior Notes (the “Notes”) for which Jefferies LLC (“Jefferies”) will act as the representative of the initial purchasers. The Notes will be convertible into Shares. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the initial purchasers are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into a purchase agreement (the “Purchase Agreement”) with the Company with respect to the Offering.
Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this agreement. Those definitions are a part of this agreement.
In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Jefferies, which may withhold its consent in its sole discretion:

•
Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member,

•	enter into any Swap,

•
make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.
The foregoing restrictions shall not apply to:

(a)
transfers of shares of Shares or Related Securities as a bona fide gift, provided that in the case of any transfer pursuant to this clause (a), (i) each donee shall sign and deliver a lock‑up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence,

(b)	the transfer of Shares or Related Securities in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing prior to the date hereof,

(c)
the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Shares or Related Securities, provided that (i) such plan does not provide for the transfer of Shares or Related Securities during the 90‑day restricted period and (ii) to the extent a public announcement or filing under the Exchange Act is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Shares or Related Securities may be made under such plan during the 90-day restricted period,

(d)
the exercise of options granted under the Company’s stock incentive plans, provided that the Shares or Related Securities delivered upon such exercise are subject to the restrictions set forth in the forgoing sentence, and

(e)
transfers of Shares or Related Securities to the Company (i) as forfeitures to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting or exercise of equity awards granted pursuant to the Company’s stock incentive plans in existence as of the date of the Purchase Agreement, or (ii) pursuant to a net exercise or cashless exercise by the undersigned of outstanding equity awards pursuant to the Company’s stock incentive plans in existence as of the date of the Purchase Agreement.

The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned and the undersigned's Family Members, if any, except in compliance with the foregoing restrictions.
The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.
Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation between the Company and the underwriters. This agreement shall lapse and become null and void if the Offering shall not have been consummated on or before March 31, 2015.
The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.
This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Signature

Printed Name of Person Signing
(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

EXHIBIT C
PERSONS DELIVERING LOCK-UP AGREEMENTS

Directors
Edward Collins
Kendall Cowan
Greg Dougherty
Lori Holland
Marissa Peterson
Joel A. Smith, III
William L. Smith

Section 16 Officers
Dr. Adam Carter
Dr. Richard Craig
Mike Fernicola
Jim Haynes
Yves LeMaitre
Pete Mangan
Lisa Paul
David L. Teichmann

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